EX 99.28(d)(1)(xii)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

Between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (the “Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”).

Whereas, the Fund and the Adviser (the “Parties”) entered into an Amended and Restated Investment Advisory and Management Agreement, effective December 1, 2012, as amended (the “Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the Board of Managers of the Fund has approved the following changes (collectively, the “Changes”), effective September 25, 2017:

1)	Renaming all existing Class B share references to Class I shares.

2)	Fund name changes for the following six funds:

JNL/Mellon Capital Global 30 Fund to the
JNL/Mellon Capital MSCI World Index Fund;

JNL/Mellon Capital Communications Sector Fund to the
JNL/Mellon Capital Telecommunications Sector Fund;

JNL/Mellon Capital Consumer Brands Sector Fund to the
JNL/Mellon Capital Consumer Discretionary Sector Fund;

JNL/Mellon Capital Oil & Gas Sector Fund to the
JNL/Mellon Capital Energy Sector Fund;

JNL/Mellon Capital Technology Sector Fund to the
JNL/Mellon Capital Information Technology Sector Fund; and

JNL/Mellon Capital Nasdaq® 100 Fund to the
JNL/Mellon Capital Nasdaq® 100 Index Fund.

3)	Fee changes for all funds.

Whereas, pursuant to the approval of the Changes, as outlined above, the Parties have agreed to amend the Agreement, effective September 25, 2017, to:

1)	Rename the Class B share reference, in the heading of Schedule B, to Class I.

2)	Update the fund names, in Schedule A and in Schedule B, for the fund name changes outlined above.

3)	Update the fees, in Schedule B, for all funds.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed, effective September 25, 2017.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 25, 2017
 (List of Funds)

Funds

JNL/Mellon Capital DowSM Index Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Consumer Discretionary Sector Fund
JNL/Mellon Capital Energy Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Information Technology Sector Fund
JNL/Mellon Capital Telecommunications Sector Fund

A-1

Schedule B
Dated September 25, 2017
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital DowSM Index Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital MSCI World Index Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Nasdaq® 100 Index Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Consumer Discretionary Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Energy Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Information Technology Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%
JNL/Mellon Capital Telecommunications Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion $3 billion to $5 billion Over $5 billion	.240% .210% .180% .170% .160% .150%

B-2